UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2015

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 20, 2015, in response to challenging macroeconomic conditions, Cabot Corporation announced its intention to restructure its operations subject to local consultation requirements and processes in certain locations. As proposed, Cabot’s plan would result in a reduction of approximately 300 positions across the company’s global locations. These actions allow Cabot to respond to the current market conditions, resulting in a more competitive cost structure.

The Company expects this restructuring will result in a pre-tax charge to earnings of approximately $35 million, almost all of which is comprised of severance and employee benefits. Substantially all of the pre-tax charge is expected to be recorded during fiscal year 2016. The total after-tax charge is estimated to be approximately $25 million.

Net cash outlays related to these actions are expected to be approximately $30 million, substantially all of which is expected to be paid during fiscal 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Cabot Corporation Press Release dated October 20, 2015

FORWARD-LOOKING STATEMENTS
Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect", "estimate", "will", "intend", or similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.
Cabot's actual results may differ materially from those described or implied by our forward-looking statements based on a number of factors, including, but not limited to (i) failure to realize all of the anticipated benefits from initiatives to reduce our costs, including the inability to complete restructuring activities as contemplated or to maintain cost savings from such activities over time, and (ii) other factors described in more detail under "Item 1A. Risk Factors" in our Form 10-K filed with the SEC on November 26, 2014 for the year ended September 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

October 20, 2015	By:	Eduardo E. Cordeiro

Name: Eduardo E. Cordeiro
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Cabot Corporation Press Release dated October 20, 2015